r                           Registration No. 333-91645

r    As filed with the Securities and Exchange Commission on February 8, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




r                                AMENDMENT NO. 2

r                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT 0F 1933


                             TRACK DATA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                      6200
                          (Primary Standard Industrial
                           Classification Code Number)

                                   22-3181095
                                  (IRS Employer
                             Identification Number)

                                 56 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 422-4300
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                      MARTIN KAYE, VICE PRESIDENT - FINANCE
                                95 ROCKWELL PLACE
                            BROOKLYN, NEW YORK 11217
                                 (718) 522-0222
                       (Name, address, including zip code
                         and telephone number, including
                        area code, of agent for service)

                        Copies of all Communications to:
                              Oscar D. Folger, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

r

Track Data Corporation hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement increases, the provisions of Rule 416 shall apply, and this registration statement shall be deemed to cover any such additional shares of common stock.


ITEM 16.  Exhibits.
          ---------
r
  r  (23)     (a)     Consent of Oscar D. Folger (includes opinon required by
                      Exhibit 5)
     (23)     (b)     Consent of Grant Thornton LLP (1)
     (23)     (c)     Consent of Margolin, Winer & Evens LLP (1)
     ( 1)     PREVIOUSLY FILED

                                   SIGNATURES

r    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 8 day of February 2000.

                                   TRACK DATA CORPORATION


                                   By                /s/
                                      ------------------
                                        Barry  Hertz
                                        Chairman  of  the  Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.


     SIGNATURE                   TITLE                         DATE
     ---------                   -----                         ----

/s/ -----------------------     Chairman of the Board and    r February 8, 2000
      Barry Hertz                 Chief Executive Officer

/s/ -----------------------     Senior Vice President        r February 8, 2000
      Alan Schnelwar              and Director

/s/ -----------------------     Vice President - Finance,    r  February 8, 2000
      Martin Kaye                 Secretary and Director

/s/ -----------------------     Director                     r  February 8, 2000
      E. Bruce Fredrikson

/s/ -----------------------     Director                     r  February 8, 2000
      Morton Mackof

/s/ -----------------------     Director                     r  February 8, 2000
      Jack Speigelman

/s/ -----------------------     Director                     r  February 8, 2000
      Stanley Stern



                                                                 EXHIBIT 23(a)

                           LAWYERS OPINION AND CONSENT

We have acted as counsel to Track Data Corporation, a Delaware corporation (the "Company") in connection with the registration by the Company of 533,408 shares of its common stock, $.01 par value (the "Shares"). The Shares are the subject of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"). As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued and fully paid and nonassessable.

r We are aware that we are referred to under the caption "Legal Matters" in the Prospectus included in the Registration Statement and we hereby consent to such reference to us and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the General Rules and Regulations of the Securities and Exchange Commission adopted thereunder.


Oscar D. Folger
Law Offices of Oscar D. Folger
New York, New York
r February 8, 2000

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